Exhibit 99.1

Fathom Holdings Promotes Joanne Zach to Chief Financial Officer

Cary, NC, November 6, 2024 - Fathom Holdings, Inc. (Nasdaq: FTHM) ("Fathom"; or the "Company"), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today announced the promotion of Joanne Zach to Chief Financial Officer (CFO). Joanne has served as Fathom's Senior Vice President of Finance since February 2021, bringing over 25 years of diverse finance experience in both public and private sectors.

As Senior Vice President, Joanne has spent the past three years working closely under CEO Marco Fregenal’s leadership. Together, they have collaborated on strategic planning and financial decisions, allowing her to gain valuable insights from his expertise and mentorship. This experience has equipped her with a deep understanding of Fathom’s financial strategy and operational goals, as well as strong relationships across the Company’s divisions. With this transition, Fregenal can now focus fully on leading the Company as CEO, while Joanne steps into the CFO role. Joanne brings a wealth of senior finance experience from organizations of various sizes, spanning life sciences to manufacturing, and has played pivotal roles in IPOs and capital raises. Before joining Fathom, she began her career in public accounting as an auditor at Arthur Andersen and later advanced to senior finance leadership positions. Joanne holds a CPA license and a bachelor’s degree in accounting from Fairfield University.

“Joanne’s promotion to CFO is an exciting step for Fathom,” said Fregenal. “Over the past three years, Joanne has consistently demonstrated the strategic acumen and commitment that Fathom’s growth demands. Her ability to drive financial efficiency and continuous improvement is a testament to her leadership. As Fathom advances in an evolving market, I am confident that Joanne will continue to strengthen our financial framework for long-term success.”

Joanne Zach shared her enthusiasm, stating, “I am honored and dedicated to take on this new role at Fathom. Working with Marco and the talented Fathom team, I look forward to building on the strong foundation we’ve created together. I am excited to further enhance our financial strategies and leverage our technology to drive Fathom’s growth, innovation, and value creation for our clients, agents, partners, employees, and shareholders.”

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Matt Glover and Clay Liolios

Gateway Group, Inc.

949-574-3860

FTHM@gateway-grp.com